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                                     PROXY
                                   AES CHINA
                              GENERATING CO. LTD.

Special Class Meeting of the Holders of Class A Common Stock to be held Monday, March 31, 1997 at 1 p.m. and Special General Meeting of Shareholders, immediately following the Special Class Meeting, at 1001 North 19th Street, Arlington, Virginia 22209.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints Mr. Jeffery A. Safford, Mr. Paul T. Hanrahan and Mr. Edward C. Hall, III, or any of them as proxies, with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Class A Common Stock of AES China Generating Co. Ltd. held of record by the undersigned at close of business on February 18, 1997 at the Special Class Meeting of the Holders of Class A Common Stock and the Special General Meeting of Shareholders, each to be held on March 24, 1997, and at any adjournments and postponements thereof.

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
PROPOSAL at the Special Class Meeting and the Special General Meeting:    To adopt and approve the Amended and Restated
                                                                          Amalgamation Agreement pursuant to which AES Acquisition
                                                                          Co. Ltd. will amalgamate with and into AES China
                                                                          Generating Co. Ltd.
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The Board of Directors recommends a vote FOR the Proposal at the Special Class
Meeting of the Holders of Class A Common Stock.
                 [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

The Board of Directors recommends a vote FOR the Proposal at the Special General Meeting of Shareholders.
                 [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

                           (Continued on other side)
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                          (continued from other side)

   The submission of this proxy if properly executed revokes all other proxies.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL ABOVE AT EACH OF THE MEETINGS.

   Receipt of the Notice of Special Class Meeting of Holders of Class A Common Stock and Special General Meeting of Shareholders and accompanying Proxy Statement/Prospectus is hereby acknowledged.


                                      DATE:                               , 1997
                                           ------------------------------

                                      ------------------------------------------
                                                 (Signature of Shareholder)
                                                 Please sign exactly as your
                                                 name appears at left.

         PLEASE BE CERTAIN YOU DATE THIS PROXY AT THE TIME YOU SIGN IT.